UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2021

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 350

Wayne, PA 19087

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

Megalith Financial Acquisition Corp.

535 5th Avenue, 29th Floor

New York, NY 10017

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	BMTX	NYSE American LLC
Warrants to purchase Class A Common Stock	BMTX.W	NYSE American LLC

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Auditor Report or Completed Interim Review.

(a)	Subsequent to the issuance of the BM Technologies, Inc. (the “Company”) consolidated financial statements for the years ended December 31, 2020 and 2019, on April 12, 2021, the Staff of the U.S. Securities and Exchange Commission issued public statement “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “Statement”). The Statement clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants that could result in the warrants issued by SPACs being classified as a liability measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. As previously announced, BM Technologies, Inc. (the “Company”) completed its business combination with Megalith Financial Acquisition Corporation (“MFAC”) on January 4, 2021 (the “Business Combination”).

On June 4, 2021, the Audit Committee, after consultation with the Company’s management team, concluded that the Company’s audited financial statements for the years ending December 31, 2017, 2018, 2019, and 2020, and the financial statements for the quarters ending June 30, 2018, September 30, 2018, March 31, 2019, June 30, 2019, September 30, 2019, March 31, 2020, June 30, 2020 and September 30, 2020 (collectively, the “Non-Reliance Periods”), as reported in the Company’s Annual Reports on Form 10-Ks filed on April 1, 2019, March 16, 2020, and March 31, 2021, respectively, in the Company’s Quarterly Reports on Form 10-Qs filed on November 14, 2018, May 15, 2019, August 13, 2019, November 13, 2019, May 11, 2020, August 10, 2020, and November 9, 2020, and in the audited balance sheet as of August 28, 2018, as reported on Form 8-K filed on September 4, 2018, should no longer be relied upon based on the facts described below. Similarly, any previously furnished or filed reports, press releases, investor presentations, or similar communications regarding the Non-Reliance Periods should also not be relied upon.

The Company has determined that prior to its Business Combination, both MFAC’s public and private warrants should have been accounted for as liabilities measured at fair value, with non-cash fair value adjustments recorded through earnings in equity at each reporting period. After the Business Combination, at each reporting period, the Company’s public warrants should be accounted for as equity, and the private warrants should be accounted for as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings and equity. The Company’s 10-Q filing for the quarter ended March 31, 2021 reflects the proper accounting treatment.

As a result, the Company today is announcing that it will restate its historical financial results for the Non-Reliance Periods to reflect the change in accounting treatment (the “Restatement”). The Company plans to file a Form 10K-A to reflect the Restatement subsequent to filing this Form 8-K.

The Company’s prior accounting for the warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported operating expenses or cash.

The Company’s management is also in the process of re-assessing the effectiveness of the Company’s internal control over financial reporting and its disclosure controls and procedures.

The Audit Committee and management have discussed the matters disclosed pursuant to this Item 4.02(a) with WithumSmith+Brown, PC, MFAC’s independent registered public accounting firm prior to the Business Combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM Technologies, Inc.

Dated: June 4, 2021	By:	/s/ Robert H. Ramsey
Robert H. Ramsey
Chief Financial Officer